Exhibit 4.27

Irrevocable Guarantee for Maximum Amount

Contract No.: 2011 Nanzi. No. 0011816001

To: China Merchants Bank Co., Ltd., Shenzhen Jinzhonghuan Sub-branch (the “Bank”)

Whereas:

The Bank and Zastron Electronic (Shenzhen) Co., Ltd., (the “Borrower”) entered into the Banking Facility Letter No. (2011) Nanzi 0011816001 (the “Facility Agreement”) on January 13, 2012. According to the Facility Agreement, between January 18, 2012 and January 18, 2013 (the “Term of Facilities”), the Bank shall provide banking facilities up to RMB300 million (including other currencies of the equivalent value) to the Borrower.

At the request of the Borrower, the Guarantor agrees to issue the guarantee to assume joint and severable liability for all the debts of the Borrower repayable to the Bank under the Facility Agreement under the following terms and conditions:

1 The guarantee is the maximum amount guarantee

1.1 During the Term of Facilities, the Bank shall provide loans or other facilities to Borrower according to Facility Agreement and/or specific contracts under the Facility Agreement. Revolving facility allows Borrower to utilize the facilities that has been utilized and repaid, while under non-revolving facilities, Borrower cannot utilize repeatedly. The amount, period and purpose of each loan or other facility are stipulated by the specific contract.

The maturity dates of specific businesses can be later than the maturity date of Term of Facilities in Facility Agreement.

1.2 If Borrower has not repaid all the loans, advances or other facilities provided by the Bank when the Term of Facilities expires, the Guarantor shall assume joint and severable liability for repaying within the guarantee scope specified in Clause 2 herein; if the Bank requires Borrower to repay the loans before the expiry of Term of Facilities in accordance with Facility Agreement and/or specific contracts, the Guarantor shall assume joint and severable liability for repaying within the guarantee scope specified in Clause 2 herein.

1.3 If the Bank provides commercial draft guarantee, issue letters of credit (including entrusting others to issue, hereinafter the same), letters of guarantee and delivery against bank guarantee, the Guarantor shall bear joint and severable liability within the scope specified in Clause 2 herein for any advances of the Bank incurred by the above-said businesses after the expiry of the Term of Facilities even if the Bank has not provided any advances for Borrower during the Term of Facilities.

1.4 Renewal of the Facility Agreement or amendments of terms under it made between the Bank and Borrower with regard to periods, interest rates and amounts of specific businesses during the performance of Facility Agreement, or the Bank’s adjustment of interest rates during Term of Facilities in accordance with the Facility Agreement and/or specific contracts are not subject to the Guarantor’s consent or acknowledgment, and have no impacts on the joint and severable liability assumed by the Guarantor herein.

1.5 If the Bank discovers anything incompliant with its requirements in documents received for providing letters of credits under the Facility Agreement, and Borrower admits the incompliance, the Guarantor shall assume liability for the principal and interest incurred by the external acceptance or payment, and shall not demur because the Bank accepts the incompliance without obtaining the Guarantor’s consent or notifying the Guarantor.

1.6 Amendments to letters of credit and guarantee (or stand-by letters of credit ), acceptance of time letters of credit or postponement of payment terms upon guarantee of due payment are not subject to the Guarantor’s consent or acknowledgement, and have no impacts on the joint and severable liability assumed by the Guarantor herein.

2 Scope of Guarantee

2.1 The guarantee provided by the Guarantor covers principal balance of loans and other facilities provided by the Bank to the Borrower (RMB300 million at most) and interest, interest penalties, compound interest, penalties for default, factoring and other costs for exercising the creditor’s rights, including without limitation:

2.1.1 Balance of the principal of facilities granted by the Bank according to specific contracts under the Facility Agreement and interests, interest penalties, compound interest, penalties for default and other costs;

2.1.2 Balance of the principal of advances made by the Bank for the Borrower for fulfilling the payment liability for commercial drafts, letters of credit and guarantee and delivery against bank guarantee issued under the Facility Agreement, interest, interest penalties, compound interest, penalty for default and other costs;

2.1.3 Creditor’s rights to the Borrower’s receivables transferred to the Bank and related penalties for delaying (overdue penalties) under factoring businesses, and/or basic acquisition payment paid by the Bank to the Borrower (basic underwriting payment) and relate factoring costs;

2.1.4 Advances the Bank entrusts banks to made in trade financing businesses under the Facility Agreement and balance of principal of the payment, interest, interest penalties, compound interest, penalties for default and other costs;

2.1.5 Balance of principal of advances made by the Bank for fulfilling the issuing bank’s obligations, import bill advances and debts caused by delivery against bank guarantee and interest, interest penalties, compound interest and penalties for default and other costs after the Bank issues letters of credit at the request of the Borrower and entrusts other branches to issue letters of credit for beneficiaries;

[    ] 2.1.6 Balance unpaid in specific businesses under the previous Facility Agreement (No.    ) signed between the Bank and Borrower from the effective date of this agreement (mark “✓” in [    ] if the clause is applicable);

2.1.7 All the costs arising from recovering debts from Borrower by the Bank, including without limitation legal costs, attorney fees, announcement, delivery and traveling fees.

2.2 In terms of revolving facilities, if the balance of the principal of loans or other facilities provided by the Bank to the Borrower exceeds the credit line, the Guarantor is not liable for the excess of the balance over the credit line, and is only liable for principal of loans or other facilities and interest, penalties, compound interest, penalties for default and other costs within the credit line.

Notwithstanding the foregoing, the Guarantor acknowledges that despite the balance of the principle of loans or other facilities provided by the Bank to the Borrower exceeds the credit line, but remains within the credit line when the Bank requires the Guarantor to undertake the guarantee responsibility, the Guarantor shall not demur on the ground of the foregoing clause and shall assume joint and severable liability for the balance of all the principals of facilities provided and interest, interest penalties, compound interest, penalties for default and other costs (see Clause 2.1 for the specific scope).

3 Ways of Guarantee

The Guarantor shall assume joint and severable economic and legal liability for all the debts of the Borrower within the scope specified in Clause 2 herein. If the Borrower fails to repay the principal and interest of loans, advances and other facilities and other costs repayable to the Bank as agreed upon in the Facility Agreement and/or specific contracts, or in case of any default provided in the Facility Agreement and/or specific contracts, the Bank has the right of recourse against the Guarantor without first demanding repayment from Borrower or instituting a proceedings. Even if the Borrower provides pledges or mortgages or other guarantees to repay all the debts under the Facility Agreement, the Bank has the right of recourse against the Guarantor for all the debts under the Facility Agreement without first disposing of the pledges, mortgages or goods and bills for trade financing or demanding repayment from other guarantors.

The recourse notice issued by the Bank is final and the Guarantor shall accept it unconditionally. The Guarantor agrees that it shall fully repay all the debts of the Borrower under the Facility Agreement within 5 days of receiving the written recourse notice of the Bank without any certification or other documents issued by the Bank. Unless with obvious and material mistakes, the Guarantor accepts the amount of repayment required by the Bank as accurate.

The Bank has the right to take appropriate measures, including without limitation fax, mail, delivery by hand and public announcement, to demand payment from the Guarantor.

4 Guarantee Term

The term of the guarantee begins on the effective date of the guarantee and ends on the maturity date of each loan or other facilities or creditor’s right for receivables of the Bank or two years after the date when each advance is made. The term of guarantee for renewal of each facility lasts for 2 years after expiry of the renewed period.

5 Independence of the Guarantee

The guarantee is independent, continuously effective, irrevocable and unconditional. It is unaffected by the effectiveness of the Facility Agreement and other specific contracts, or any agreements and documents between the Borrower and any organizations and person, or fraudulence, reorganization, suspension of business, dismissal, liquidation, bankruptcy, merger, division and reform of the Borrower, or any extension and postpone of time for the Borrower by the Bank or delaying in exercising the right to demand repayment from the Borrower.

Even if the Bank waives, change or release the pledge, mortgage or relieves other guarantors from liability, the Guarantor shall assume the guarantee liability in accordance with the guarantee.

6 Special Statement and Guarantee

6.1 The Guarantor is a legal person lawfully established or other organizations with the qualification as a guarantor, or natural person with full capacity for civil conduct (ID No.    ). The Guarantor agrees to pledge all its assets or assets that it has right to dispose of to guarantee the obligation provided herein;

6.2 The Guarantor has obtained authorization or approval of the superior department/board of directors to provide the guarantee;

6.3 The guarantee is made on a bona fide basis.

6.4 During the effective term of the guarantee, the total amount (including converted foreign exchanges) of the guarantee shall not exceed the Guarantor’s total owner’s equity;

6.5 The Guarantor shall provide financial statements to the Bank as required and notify the Bank of the Guarantor’s significant decisions and changes with regard to its production, business and management;

6.6 The financial statements and other documents provided by the Guarantee to the Bank are real and lawful and the Guarantor’s legal representative or other responsible persons shall assume legal responsibility;

6.7 The Guarantor shall issue the guarantee confirmation at the request of the Bank;

6.8 The binding force of the guarantee for the Guarantor will remain unaffected by any change to the Guarantor’s industry and commercial registration, organization structure, equity structure, business operation or financial conditions or any debt restructuring or significant connected transaction. If such changes may impact the Guarantor’s capability of performing the guarantee, the Guarantor shall immediately notify the Bank.

6.9 The guarantee is binding on the Guarantor’s successor or assignee. The Guarantor shall not transfer the above-mentioned obligations without the Bank’s written consent.

6.10 If the Guarantor fails to fully repay the guaranteed debts according to the guarantee, the Bank has the right to deduct the amount from the Guarantor’s account at the Bank or entrust another financial institution to deduct the amount from the Guarantor’s account at the financial institution until all the debts of the Borrower under the Facility Agreement are repaid.

7 Non-waiver Clause

During the effective term of the guarantee, the Bank’s tolerance of any default or delaying of Borrower and Guarantor, extension or delay in performing Facility Agreement and interests or rights of the Bank under the guarantee shall not damage, impact or restrict interests and rights of the Bank as the creditor according to applicable law and this guarantee, and are not deemed as waiver of the right to take actions for current or future default.

8 Solution of Disputes

The guarantee is governed by law of the People’s Republic of China. Any disputes arising from the guarantee will be settled through ways agreed in Facility Agreement.

9 Definitions

Unless otherwise expressively specified, terms in the guarantee have the same meanings provided in Facility Agreement.

10 Notice

Notices and requests between the Bank and Guarantor with regard to the guarantee shall be made in writing. Documents delivered by hand are deemed received after the receiver signs for the documents (if the documents are rejected by the receiver, they will be deemed received on the rejection date); documents mailed will be deemed received after 7 days of the delivery; documents faxed will be deemed received when the receiver’s fax machine receives the fax.

The announcement issued by the Bank on media to request for repayment will be deemed received on the issuance date.

Address of the Guarantor: Namtai Industrial Estate, 2 Namtai Road, Gushu Community, Xixiang Street, Bao’an District, Shenzhen

If the Guarantor changes the address, the Guarantor shall prompt notify the Bank, or the Guarantor shall bear any losses caused hereby.

11 Effectiveness

11.1 If the Guarantor is a legal person or other organization, the guarantee comes into force on the date when the Guarantor’s legal representative/major responsible person or authorized person signs/stamps the guarantee and imprints the Guarantor’s contract stamp on the guarantee.

11.2 If the Guarantor is a natural person, the guarantee comes into force on the date when the Guarantor signs the guarantee.

12 Creditor’s Rights and Transfer of Accessory Rights

12.1 No matter whether the creditor’s rights of the maximum amount guarantee are confirmed, when the Bank transfer its creditor’s rights under the Facility Agreement to a third party, the maximum amount guarantee will be transferred to the assignee of the creditor’s rights.

12.2 After the creditor’s rights of the guarantee are confirmed, when the Bank transfers part of its creditor’s rights, the Guarantor’s accessory rights under the guarantee will be partly transferred. The Bank and the assignee of the transferred creditor’s rights will jointly share the rights and interests of the Guarantor under the guarantee; before the creditor’s rights under the guarantee are confirmed, if the Bank transfers part of its creditor’s rights, the rights and interests will be transferred partly. The maximum amount of the Bank’s main creditor’s rights under the previous maximum amount guarantee will decrease (the maximum amount of the Bank’s main creditor’s rights less the transferred part of the creditor’s rights). After the main creditor’s rights of the remaining part are confirmed, the Bank and the assignee of the transferred creditor’s rights will share the rights and interests of the Guarantor under the guarantee.

13 Supplementary Provision

The guarantee is made in three copies, one for Bank, Borrower and Guarantor, with equal legal force.

(The page is left blank for signature)

Note: All the terms of the guarantee are fully negotiated by the parties. The Bank has required the other parties to notice and understand terms about relief or restrict of the Bank’s responsibility, rights only enjoyed by the Bank, and increase of responsibilities of other parties or restrict of their rights. The Bank has explained such clauses at the request of the other parties. Parties that sign the guarantee have consistent understanding about the clauses in the guarantee.

Guarantor (legal person or other organization): /s/ M. K. Koo

Guarantor: Namtai Investment (Shenzhen) Co., Ltd. (stamp)

Legal representative/main responsible person or authorized person (signature or stamp):

Address of the Guarantor: Namtai Industrial Estate, 2 Namtai Road, Gushu Community, Xixiang Street, Bao’an District, Shenzhen

Guarantor (natural person):

Guarantor (signature):

Guarantor’s address: Namtai Industrial Estate, 2 Namtai Road, Gushu Community, Xixiang Street, Bao’an District, Shenzhen

Bank of Deposit:

Settlement account:

Tel.:

Fax:

Signing date:     January 13, 2012.

(required fields)

最高额不可撤销担保书

合同编号：2011年南字第0011816001号

致：招商银行股份有限公司深圳金中环支行

鉴于：

贵行和世成电子（深圳）有限公司（以下简称“授信申请人”）于2012年1月17日签订了编号为**2011年南字第0011816001**号的《授信协议》（以下简称“《授信协议》”）。根据《授信协议》，在2012年1月18日至2013年1月18日的授信期间（以下简称“授信期间”）内，贵行向授信申请人提供总额为人民币**叁亿**元整（含等值其他币种）的授信额度（以下简称“授信额度”）。

经授信申请人要求，本保证人同意出具本担保书，自愿为授信申请人在《授信协议》项下所欠贵行的所有债务承担连带保证责任。具体担保事项如下：

第1条 本担保书为最高额担保书

1.1 在授信期间内，贵行可根据《授信协议》和/或该协议项下各具体合同分次向授信申请人发放贷款或提供其他授信。循环授信额度授信申请人可循环使用，一次性授信额度授信申请人不得循环使用。每次贷款或其他授信的金额、期限、具体用途等可由各具体合同予以约定。

各具体业务到期日可晚于《授信协议》约定的授信期间到期日。

1.2 在授信期间届满时，贵行向授信申请人提供的贷款、垫款或其他授信仍有余额时，即由本保证人在本担保书第2条所确定的保证范围内承担连带清偿责任；在授信期间届满前，如贵行根据《授信协议》和/或各具体合同规定提前向授信申请人追索，本保证人亦在本担保书第2条所确定的保证范围内承担连带保证责任。

1.3 贵行在授信期间内为授信申请人提供的商业汇票承兑、开立信用证（含委托转开信用证，下同）、开立保函、开立提货担保函等授信业务，**即使授信期间届满时尚未发生贵行垫款，但授信期间届满后贵行在前述业务项下对外实际发生垫款的，授信申请人因此而产生的所有债务均由本保证人在本担保书第2条确定的保证范围内承担连带保证责任。**

1.4 在《授信协议》项下各具体业务履行过程中贵行和授信申请人之间就各具体业务的期限、利率、金额等达成展期协议书或变更有关条款，或贵行在担保期间根据《授信协议》及/或各具体合同规定调整利率的，无需征得本保证人的同意或通知本保证人，且本保证人均予以认可，不影响本保证人依

据本担保书所承担的担保责任。

1.5 若授信协议项下信用证业务中贵行收到的单证，经贵行审核出现不符点，但授信申请人接受不符点，贵行据此对外承兑或付款而产生的债务本息，本保证人仍按照本担保书的规定承担担保责任，不因贵行接受不符点未征得本保证人同意或未通知本保证人而提出任何抗辩。

1.6 授信项下信用证、保函（或备用信用证）的修改，远期信用证承兑或承诺到期付款后付款期限的延展等，无需征得本保证人的同意或通知本保证人，且本保证人均予以认可，不影响本保证人依据本担保书所承担的担保责任。

第2条 保证范围

2.1 本保证人提供保证担保的范围为贵行根据《授信协议》在授信额度内向授信申请人提供的贷款及其他授信本金余额之和（最高限额为人民币叁亿元），以及利息、罚息、复息、违约金、保理费用和实现债权的其他相关费用。包括但不限于：

2.1.1 贵行根据《授信协议》项下各具体合同发放的贷款本金余额及相应利息、罚息、复息、违约金和有关费用；

2.1.2 贵行因履行《授信协议》项下商业汇票、信用证、保函、提货担保函等付款义务而为授信申请人垫付的垫款本金余额及利息、罚息、复息、违约金和有关费用；

2.1.3 保理业务项下，贵行受让的对授信申请人应收账款债权及相应的逾期违约金（滞纳金），及/或贵行向授信申请人支付的基本收购款（基本承购款）及相关保理费用；

2.1.4 贵行在《授信协议》项下贸易融资业务中所委托的银行对外做出的垫款及付款本金余额及利息、罚息、复息、违约金和有关费用；

2.1.5 贵行应授信申请人要求开立信用证后，委托招商银行其他分行向受益人转开信用证的，该信用证项下贵行履行开证行义务而为授信申请人垫付的垫款及因该开证所发生的进口押汇、提货担保债务本金余额及利息、罚息、复息、违约金和有关费用；

【--】2.1.6 贵行和授信申请人原签有编号为--的授信协议，自本协议生效之日起，原授信协议项下具体业务中尚未清偿的余额部分（如本条款适用，请在【】中打"√"）；

2.1.7 贵行向授信申请人追讨债务而发生的一切费用（包括但不限于诉讼费、律师费、公告费、送达费、差旅费等）。

2.2 就循环授信而言，如贵行向授信申请人提供的贷款或其他授信本金余额超过授信额度金额，则本保证人对授信余额超过授信额度金额的部分不承担保证责任，仅就不超过授信额度金额的贷款或其他授信本金余额部分及其利息、罚金、复息、违约金、相关费用等承担连带保证责任。

**尽管有前述约定，但本保证人明确：即使授信期间内某一时点贵行向授

信申请人提供的贷款或其他授信本金余额超过授信额度金额，但在贵行要求本保证人承担保证责任时各种授信本金余额之和并未超过授信额度，本保证人不得以前述约定为由提出抗辩，而应对全部授信本金余额及其利息、罚息、复息、违约金、相关费用等（具体以第 2.1 条所述各项范围为准）承担连带保证责任。

第 3 条 保证方式

本保证人确认对第 2 条规定的保证范围内授信申请人的所有债务承担经济上、法律上的连带责任。如授信申请人未按《授信协议》和/或各具体合同约定及时清偿所欠贵行各项贷款、垫款和其他授信债务的本息及相关费用，或者《授信协议》和/或各具体合同所规定的其他任何一项违约事件发生时，贵行有权直接向本保证人追索，而无须先行向授信申请人追索或提起诉讼。即使为担保授信申请人在《授信协议》项下的全部债务能得到及时偿还而另行设有抵押或质押或其他保证，贵行亦有权选择就授信申请人在《授信协议》项下全部债务直接向本保证人追索，而无须先行处理抵押物、质物或贸易融资项下货物、单据，亦无须先行追索其他保证人。

贵行发出的索偿通知书是终结性的，本保证人对此绝无异议。本保证人同意在收到贵行书面索偿通知后的五日内，如数偿还授信申请人在《授信协议》项下的全部债务，而无须贵行出具任何证明及其他文件。除非发生明显及重大错误，本公司接受贵行索偿要求的款项金额为准确数据。

贵行有权采取认为适当的方式，包括但不限于传真、邮寄、专人送达、在公众媒体上公告等方式对本担保人进行催收。

第 4 条 保证责任期间

本保证人的保证责任期间为自本担保书生效之日起至《授信协议》项下每笔贷款或其他融资或贵行受让的应收账款债权的到期日或每笔垫款的垫款日另加两年。任一项具体授信展期，则保证期间延续至展期期间届满后另加两年止。

第 5 条 担保书的独立性

本担保书是独立、持续有效、不可撤销和无条件的，不受《授信协议》及各具体合同效力的影响，不受授信申请人与任何单位/个人签订的任何协议、文件的影响，也不因授信申请人欺诈、重组、停业、解散、清算、破产、合并（兼并）、分立、改制等任何变化而变化，不受贵行给予授信申请人任何时间上的宽限和延期或贵行延缓行使依据有关协议追讨授信申请人所欠款项的权利而受任何影响。

即使在同时另有抵质、押担保或其他保证人的情况下贵行放弃、变更或解除抵、质押担保或变更、解除其他保证人保证责任，本保证人依然按本保证书的内容对贵行承担保证责任。

第 6 条 本保证人特别声明和保证如下：

6.1 本保证人是依法成立的，具有保证人资格的法人，或具有保证人资格

的其他组织，或本保证人为具有完全民事行为能力的自然人（身份证号码为--），愿意用本保证人所有或依法有权处分的资产作担保，保证履行本担保书规定的义务；

6.2 本保证人出具本担保书已获得充分授权或经上级部门/董事会等有权机构批准；

6.3 出具本担保书是本保证人的真实意思表示，不存在任何欺诈或胁迫的因素；

6.4 本保证人在本担保书失效之前，全部对外担保总金额（含外币折算）不超过本保证人所有者权益总额；

6.5 按贵行要求及时向贵行提供财务报表，并及时向贵行通报本保证人在生产、经营和管理方面的重大决策和变化；

6.6 本保证人向贵行提供的财务报表和其他所有文件，均是真实合法的，本保证人的法定代表人或其他负责人对此负有不可推卸的法律责任；

6.7 根据贵行的要求，出具“对保”书；

6.8 本保证人的工商登记事项、组织结构、股权结构、经营方式或财务状况发生任何变化或发生债务重组、重大关联交易等事项，均不影响本担保书对本保证人的法律约束力，如发生上述变化可能影响本保证人履行本担保书的能力时，本保证人有义务立即通知贵行；

6.9 本保证人的继承人或受让人均受本担保书全部条款的约束。非经贵行书面同意，本保证人不会转让上述保证义务。

6.10 本保证人未按本担保书规定清偿所担保的债务，贵行有权从本保证人在贵行开立的账户或委托其他金融机构从本保证人在该机构开立的账户中扣款，直至付清《授信协议》项下授信申请人拖欠贵行的所有债务为止。

第 7 条 不视为弃权

在本担保书有效期间，贵行对授信申请人和本保证人的任何违约或延误行为施以任何宽容、宽限或延缓执行《授信协议》和本担保书内贵行应享有的权益或权利，均不能损害、影响或限制贵行依有关法律规定和本担保书作为债权人应享有的一切权益和权利，也不能视为贵行放弃对现有或将来违约行为采取行动的权利。

第 8 条 争议及纠纷解决方式

本担保书适用中华人民共和国法律，因本担保书所产生的争议及纠纷，保证人同意采取《授信协议》所约定的纠纷解决方式解决。

第 9 条 术语

本担保书所使用术语，除另有明确说明外，均具有与《授信协议》规定相同的含义。

第 10 条 通知

贵行与本保证人之间关于本担保书的通知、要求等应以书面形式发送。由专人递送的，收件方签收视为送达（收件方拒收的，于拒收日视为送达）；

以邮政信函方式递交的，寄出后满 7 日视为送达；以传真方式递交的，收件方传真系统收到传真后视为送达。

贵行以在公众媒体上公告的方式向本保证人催收的，自公告之日视为送达。

本保证人的联系地址为：**深圳市宝安区西乡街道固戍社区南太路 2 号南太工业园**

本保证人变更联系地址，应当及时通知贵行，否则自行承担因此可能产生的损失。

第 11 条 本担保书的生效

11.1 本保证人为法人或其他组织时，本担保书于本保证人法定代表人/主要负责人或其授权代理人签字/盖名章并加盖本保证人公章/合同专用章之日起生效。

11.2 本保证人为自然人时，本担保书于本保证人签字之日起生效。

第 12 条 债权及担保从权利的转让

12.1 无论最高额保证担保的债权是否确定，贵行将授信协议项下债权全部转让给第三方的，最高额担保从权利均一并转让给债权受让人。

12.2 本担保书担保的债权确定后，贵行转让部分债权的，本保证人担保从权利也部分随之转让，贵行以未转让部分债权与部分转让债权的受让人依债权金额共同享有对本保证人的担保权益；本担保书担保的债权确定前，贵行转让部分债权的，担保权益也部分随之转让，原最高额担保所担保的贵行主债权最高额相应减少（即原最高额担保的贵行主债权最高额扣减已转让部分债权金额），待贵行未转让部分主债权确定后，贵行以未转让部分债权与部分转让债权的受让人按债权金额共同享有对本保证人的担保权益。

第 13 条 附 则

本担保书一式叁份，贵行、授信申请人、保证人及--等各执一份，具同等法律效力。

（以下无正文）

（本页为签署页）

特别提示：本担保书的所有条款由各方进行了充分的协商。银行已提请其他当事方特别注意有关免除或限制银行责任、银行单方拥有某些权利、增加其他当事方责任或限制其他当事方权利的条款，并对其作全面、准确的理解。银行已应其他当事方的要求对上述条款作出相应的说明。签约各方对本担保书条款的理解完全一致。

印鉴相符 经办人： 日期：1.13

保证人为法人或其他组织时签署此栏：南太投资(深圳)有限公司

81011402l0 保证人： （盖章）

法定代表人/主要负责人或授权代理人（签字或盖名章）：

保证人法定地址：深圳市宝安区西乡街道固戍社区南太路2号南太工业园

保证人为自然人时签署此栏：
保证人（签字）：
保证人住址：--

保证人开户银行：--
保证人结算账户：--
电话：--
传真：--

签署日期：2012年 1月13日